UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 8, 2018

BRAEMAR HOTELS & RESORTS, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-35972 (Commission File Number)	46-2488594 (IRS Employer Identification No.)

14185 Dallas Parkway, Suite 1100 Dallas, Texas (Address of principal executive offices)	75254 (Zip Code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Management Agreements

Braemar TRS Corporation (“Braemar TRS”), a subsidiary of Braemar Hospitality Limited Partnership (“Braemar OP”), previously entered into a Hotel Master Management Agreement dated November 19, 2013 (the “Original Master Management Agreement”) with Remington Lodging & Hospitality, LLC (“Remington Lodging”), pursuant to which Remington Lodging provided Braemar TRS both property management services and project management services with respect to hotels owned or leased by Braemar TRS.  Monty J. Bennett and his father, Archie J. Bennett, beneficially own, directly or indirectly, 100% of Remington Holdings, L.P., which wholly owns Remington Lodging, and Monty J. Bennett is the Chief Executive Officer of Remington Lodging, the Chairman of Braemar Hotels & Resorts, Inc. (“Braemar”) and the Chairman of Ashford Inc. (“AINC”), whose subsidiary Ashford LLC is Braemar’s advisor.

In connection with the sale by Remington Lodging of its project management business to AINC (the “Transactions”), which Transactions were consummated on August 8, 2018, the parties divided the Original Master Management Agreement into (i) an agreement between Braemar TRS, CHH III Tenant Parent Corp. and RC Hotels (Virgin Islands), Inc., each a subsidiary of Braemar OP, and Remington Lodging with respect to the provision of property management services to Braemar TRS and other taxable REIT subsidiaries of Braemar OP and (ii) an agreement between Braemar TRS, Braemar OP and PM LLC with respect to the provision of project management services to Braemar TRS and other taxable REIT subsidiaries of Braemar OP, solely in order to effect the transfer of the project management business from Remington Lodging to PM LLC (whose membership interests were subsequently contributed to AINC as part of the Transactions).

Property Management Agreement

As part of the Transactions, Braemar TRS, CHH III Tenant Parent Corp., RC Hotels (Virgin Islands), Inc., and Remington Lodging entered into the Amended and Restated Braemar Hotel Master Management Agreement dated as of August 8, 2018 (the “Property Management Agreement”).

The Property Management Agreement amends and restates the terms of the Original Master Management Agreement to delete all terms relating to the provision of project management services by Remington Lodging to Braemar TRS and other taxable REIT subsidiaries of Braemar OP.  The provisions of the Property Management Agreement with respect to the provision of property management services are substantially the same as in the Original Master Management Agreement.

Project Management Agreement

As part of the Transactions, Braemar TRS, CHH III Tenant Parent Corp., RC Hotels (Virgin Islands), Inc., Braemar OP and PM LLC entered into the Master Project Management Agreement dated as of August 8, 2018 (the “Project Management Agreement”).

Pursuant to the Project Management Agreement, Braemar TRS and its taxable REIT subsidiary affiliates have appointed PM LLC as their sole, exclusive and continuing manager to manage, coordinate, plan and execute the capital improvement budget and all major repositions of hotels owned or managed by Braemar TRS and its taxable REIT subsidiary affiliates (“Braemar Hotels”) and to provide construction management, interior design, architectural FF&E purchasing, FF&E expediting/freight management, FF&E warehousing, and FF&E installation and supervision services (“Project Services”).

The Project Management Agreement provides that PM LLC shall be paid a project management fee equal to four percent of the total project costs associated with the implementation of the capital improvement budget (both hard and soft) payable monthly in arrears based upon the prior calendar month’s total expenditures under the capital improvement budget until such time that the capital improvement budget and/or renovation project involves the expenditure of an amount in excess of five percent of the gross revenues of the applicable Braemar Hotel, whereupon the project management fee shall be reduced to three percent of the total project costs in excess of the five percent of gross revenue threshold.   In addition, the Project Management Agreement provides that PM LLC shall be paid additional fees at current market rates (“Market Service Fees”) for the Project Services, unless a majority of the independent directors of Braemar affirmatively vote that such the Market Service Fees proposed by PM LLC are not market (in which case a consultant will be engaged to determine the Market Service Fees).

The Project Management Agreement provides for an initial term of 10 years as to each hotel governed by the agreement. The term may be renewed by PM LLC, at its option, for three successive periods of seven years each and, thereafter, a final term of four years, provided that at the time the option to renew is exercised, PM LLC is not then in default under the Project Management Agreement. In certain cases of early termination of the Project Management Agreement with respect to one or more of the hotels, Braemar must pay PM LLC termination fees as described in the Project Management Agreement, plus any amounts otherwise due to PM LLC.

Mutual Exclusivity Agreements

Braemar and Braemar OP previously entered into a Mutual Exclusivity Agreement dated November 19, 2013 (“Original Mutual Exclusivity Agreement”) with Remington Lodging, which was consented to by Monty J. Bennett, pursuant to which Remington Lodging gave Braemar a first right of refusal to purchase any lodging-related investments identified by Remington Lodging and any of its affiliates that met Braemar’s initial investment criteria, and Braemar agreed to engage Remington Lodging to provide property management, project management and development services for hotels Braemar acquired or invested in, to the extent that Braemar had the right or controlled the right to direct such matters, subject to certain conditions.

In connection with the Transactions, the parties divided the Original Mutual Exclusivity Agreement into (i) an agreement between Braemar, Braemar OP and Remington Lodging with respect to the provision of property management services to Braemar and (ii) an agreement between Braemar, Braemar OP and PM LLC with respect to the provision of project management services to Braemar, solely in order to effect the transfer of the project management business to PM LLC.

Property Management Mutual Exclusivity Agreement

As part of the Transactions, Braemar, Braemar OP and Remington Lodging entered into the Amended and Restated Braemar Mutual Exclusivity Agreement dated as of August 8, 2018 (the “Property Management Mutual Exclusivity Agreement”), which was consented to by Monty J. Bennett.

The Property Management Mutual Exclusivity amends and restates the terms of the Original Mutual Exclusivity Agreement to delete Braemar’s obligation to engage Remington Lodging to provide project management and development services.  The provisions of the Property

Management Mutual Exclusivity Agreement with respect to Braemar’s obligation to engage Remington Lodging to provide property management services and Remington Lodging’s obligation to give Braemar a right of first refusal to purchase lodging-related investments identified by Remington Lodging are substantially the same as in the Original Mutual Exclusivity Agreement.

Project Management Mutual Exclusivity Agreement

As part of the Transactions, Braemar TRS, Braemar OP and PM LLC entered into the Braemar Mutual Exclusivity Agreement dated as of August 8, 2018 (the “Project Management Mutual Exclusivity Agreement”).

Pursuant to the Project Management Mutual Exclusivity Agreement, PM LLC has given Braemar a first right of refusal to purchase any lodging-related investments identified by PM LLC and any of its affiliates that meet the Braemar’s initial investment criteria, and Braemar has agreed to engage PM LLC to provide project management and development services for hotels Braemar acquires or invests in, to the extent that Braemar has the right or controls the right to direct such matters, unless Braemar’s independent directors either (i) unanimously vote not to hire PM LLC or (ii) based on special circumstances or past performance, by a majority vote elect not to engage PM LLC because they had determined, in their reasonable business judgment, that it would not be in Braemar’s best interest to engage PM LLC or that another manager or developer could perform the duties materially better.

The Project Management Mutual Exclusivity Agreement provides for an initial term until November 19, 2023. The initial term will be automatically extended for three successive periods of seven years each and, thereafter, a final term of four years, provided that at the time of any such extension an event of default under the Project Management Mutual Exclusivity Agreement does not exist.

The descriptions of the Property Management Agreement, the Project Management Agreement, the Property Management Mutual Exclusivity Agreement and the Project Management Mutual Exclusivity Agreement contained in this Item 1.01 do not purport to be complete and are subject to and qualified in their entirety by reference to such agreements, respectively, and which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4 and incorporated into this Item 1.01 by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1

Amended and Restated Braemar Hotel Master Management Agreement, dated August 8, 2018, by and among Braemar TRS Corporation, CHH III Tenant Parent Corp., RC Hotels (Virgin Islands), Inc. and Remington Lodging & Hospitality, LLC

10.2

Braemar Master Project Management Agreement, dated August 8, 2018, by and among Braemar TRS Corporation, CHH III Tenant Parent Corp., RC Hotels (Virgin Islands), Inc., Braemar Hospitality Limited Partnership and Project Management LLC (File No. 001-36400)

10.3

Amended and Restated Braemar Mutual Exclusivity Agreement, dated August 8, 2018, by and among Braemar Hospitality Limited Partnership, Braemar Hotels & Resorts, Inc., Remington Lodging & Hospitality, LLC, as consented to by Monty J. Bennett

10.4	Braemar Mutual Exclusivity Agreement, dated August 8, 2018, by and among Braemar Hospitality Limited Partnership, Braemar Hotels & Resorts, Inc. and Project Management LLC (File No. 001-36400)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 2018

BRAEMAR HOTELS & RESORTS, INC.

By:	/s/ Robert G. Haiman
Robert G. Haiman
Executive Vice President, General Counsel and Secretary